Exhibit 99.01

7000 Cardinal Place

Dublin, OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (614) 757-3690 jim.mazzola@cardinal.com	Investors:	Jason Strohm (614) 757-7542 jason.strohm@cardinal.com

CARDINAL HEALTH REPORTS FIRST-QUARTER RESULTS

•	Revenue increases 11 percent to $21.4 billion

•	Earnings from continuing operations rise 26 percent to $300 million, $0.73 per share

•	Non-GAAP earnings from continuing operations reach $320 million, $0.78 per share

•	Generic mix and expense controls drive strong increase in operating earnings for Healthcare Supply Chain Services-Pharmaceutical segment

DUBLIN, Ohio, Oct. 27, 2006 — Cardinal Health, the leading provider of products and services supporting the health-care industry, today announced first-quarter results, with revenue growth of 11 percent to $21.4 billion and earnings growth of 26 percent led by a strong quarter for its Healthcare Supply Chain Services-Pharmaceutical segment.

For the first quarter ended Sept. 30, earnings from continuing operations reached $300 million, resulting in a 33-percent increase in diluted earnings per share (EPS) from continuing operations to $0.73.

“We executed well in our Healthcare Supply Chain Services-Pharmaceutical segment, which drove strong revenue and earnings growth for the company during the quarter,” said R. Kerry Clark, president and chief executive officer of Cardinal Health. “Our other segments contributed more than 40 percent of total operating earnings, reflecting the diversity of our health-care products and services, and highlighting a key differentiator Cardinal Health brings to both customers and shareholders. In particular, our Medical Products Manufacturing segment had an excellent quarter, its first as a standalone segment for Cardinal Health.”

Non-GAAP earnings from continuing operations1 increased 27 percent to $320 million and non-GAAP diluted EPS from continuing operations2 rose 32 percent to $0.78. A $16.7 million tax reserve adjustment added $0.04 to EPS in the period. Cardinal Health also reserved $13.5 million, or $0.02 per share, for a previously disclosed recall of its Alaris SE products.

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Cardinal Health Reports First-Quarter Results

Q1 FY07 Summary

	Q1 FY07	Q1 FY06	Y/Y
Revenue	$21.4 billion	$19.2 billion	11%
Operating Earnings	$464 million	$377 million	23%
Non-GAAP Operating Earnings[3]	$492 million	$400 million	23%
Earnings from Continuing Operations	$300 million	$238 million	26%
Non-GAAP Earnings from Continuing Operations	$320 million	$253 million	27%
Diluted EPS from Continuing Operations	$0.73	$0.55	33%
Non-GAAP Diluted EPS from Continuing Operations	$0.78	$0.59	32%

First quarter segment results:

•	Revenue for the Healthcare Supply Chain Services-Pharmaceutical segment grew 12 percent to $18.5 billion, with direct-store-door (DSD) pharmaceutical sales growing 14 percent to $10.1 billion and bulk customer sales growing 19 percent to $8.1 billion. A strong generic sales mix, combined with expense controls during the quarter drove a 24-percent increase in operating earnings to $301 million, partially offset by continued sell-margin pressure. Operating earnings in the first quarter of last year were affected by a $32-million charge related to vendor credits in prior periods.

•	Revenue for the Healthcare Supply Chain Services-Medical segment increased 2 percent to $1.8 billion due to moderate sales growth to hospitals and ambulatory care centers. Sales of laboratory supplies and from Canadian operations continued to grow at a faster rate than the overall segment. Operating earnings declined 10 percent to $74 million as the segment continued to transition to new customer service centers and a new sales model, and address competitive pricing within its Presource® surgical kitting business.

•	Revenue for the Clinical Technologies and Services segment increased 3 percent to $594 million, below company expectations due to the delayed introduction of two new products and the recall of its Alaris SE pump. Of the delayed products, the Alaris PCU version 1.5 has now been released, and the Pyxis MedStation 3500 is in the final stages of limited release. Operating earnings declined 14 percent from the prior year to $68 million due to these factors and planned investments in product development and quality and service improvements.

•	Revenue for the Pharmaceutical Technologies and Services segment increased 10 percent to $451 million and operating earnings increased 13 percent to $22 million. Strong earnings growth in the segment’s softgel and Zydis® fast-dissolve pharmaceutical manufacturing operations and in its pharmaceutical packaging businesses were partially offset by declines in sterile manufacturing. SG&A expenses as a percent of sales declined due to expense controls and ongoing operational excellence initiatives.

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Cardinal Health Reports First-Quarter Results

•	Revenue for the Medical Products Manufacturing segment increased 11 percent to $424 million and operating earnings grew 15 percent to $61 million. Balanced results across the segment contributed to the strong quarter, including competitive wins in respiratory products, new contracts for Convertors® infection prevention products, contributions from recently acquired Denver Biomedical and overall volume growth. Operating margins improved from the prior-year period because of recently completed facility restructurings, further progress in sourcing and SG&A expense control.

Additional first-quarter and recent highlights include:

•	Repurchase of $495 million of Cardinal Health stock as part of a two-year, $2 billion share repurchase program announced in August.

•	Acquiring MedMined, Inc., a medical analytics firm that will extend Cardinal Health’s patient-safety and clinical offerings. MedMined serves 185 hospitals in the U.S. with technology and services that identify and prevent hospital-acquired infections. The acquisition closed on July 18.

•	An agreement to acquire Care Fusion, Inc., an industry leader in wireless, barcode-enabled patient identification systems used by hospitals in 20 states. Care Fusion was recently awarded a contract to implement its hand-held devices at the Veteran Health Administration’s 171 medical centers and 500 outpatient clinics.

•	Signing a seven-year contract with Triad, a HealthTrust Purchasing Group member, for Alaris hardware, software and disposable products. The deal, which is one of the largest Alaris contracts ever awarded, will provide infusion technology to protect patients from medication errors at 52 facilities nationwide.

•	Beginning commercial production at its new, sterile manufacturing facility in Raleigh, N.C. Cardinal Health began manufacturing Panhematin®, a biologic therapy used to treat a rare genetic disorder, for Ovation Pharmaceuticals, Inc.

Outlook

For fiscal 2007, Cardinal Health reiterated that it expects non-GAAP diluted EPS from continuing operations to be $3.50 to $3.70.

Conference Call

Cardinal Health will host a conference call and webcast at 11 a.m. Eastern Daylight Time (EDT) to discuss its results. To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com. The conference call may also be accessed by calling 617-597-5313, conference passcode 71416649. An audio replay is expected to be available until 11 p.m. on Nov. 3 at 617-801-6888, passcode 85650472. A transcript and audio replay will also be available at www.cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $81 billion, global company serving the health-care industry with a broad portfolio of products and services. Through its diverse offerings, Cardinal Health delivers health-care solutions that help customers reduce their costs, improve safety and productivity, and deliver better care to patients. The company manufactures, packages and distributes pharmaceuticals and medical supplies, offers a range of clinical services and develops automation products that improve the management and delivery of supplies and medication for hospitals, physician offices and pharmacies. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 55,000 people on six continents. More information about the company may be found at www.cardinalhealth.com.

[1]	Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding special items and impairment charges and other, both net of tax.

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Cardinal Health Reports First-Quarter Results

[2]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.
[3]	Non-GAAP operating earnings: Operating earnings excluding special items and impairment charges and other.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at http://www.cardinalhealth.com.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings, including shareholder litigation; difficulties in opening new facilities or fully utilizing existing capacity; the costs, difficulties and uncertainties related the integration of acquired businesses; and general economic and market conditions. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	First Quarter Fiscal
(in millions, except per Common Share amounts)	2007	2006	% Change
Revenue	$21,356.7	$19,237.2	11%
Cost of products sold	20,057.8	18,043.0	11%

Gross margin	1,298.9	1,194.2	9%

Selling, general and administrative expenses	807.3	793.7	2%
Impairment charges and other	3.6	2.5	N.M.

Special items:
Restructuring charges	13.4	8.5	N.M.
Merger charges	2.5	7.0	N.M.
Other	8.4	5.8	N.M.

Operating earnings	463.7	376.7	23%

Interest expense and other	47.7	31.0	54%

Earnings before income taxes and discontinued operations	416.0	345.7	20%

Provision for income taxes	115.7	108.2	7%

Earnings from continuing operations	300.3	237.5	26%

Loss from discontinued operations (net of tax $13.5 and $2.2 for the first quarter of fiscal 2007 and 2006, respectively)	(29.6)	(9.2)	N.M.

Net earnings	$270.7	$228.3	19%

Basic Earnings per Common Share:
Continuing operations	$0.74	$0.56	32%
Discontinued operations	(0.07)	(0.02)	N.M.

Net basic earnings per Common Share	$0.67	$0.54	24%

Diluted Earnings per Common Share:
Continuing operations	$0.73	$0.55	33%
Discontinued operations	(0.07)	(0.02)	N.M.

Net diluted earnings per Common Share	$0.66	$0.53	25%

Weighted Average Number of Shares Outstanding:
Basic	404.5	426.3
Diluted	413.0	431.4

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	September 30, 2006	June 30, 2006
Assets
Cash and equivalents	$1,609.6	$1,320.9
Short-term investments available for sale	456.5	498.4
Trade receivables, net	3,986.6	4,111.6
Current portion of net investment in sales-type leases	309.3	290.1
Inventories	7,585.3	7,714.2
Prepaid expenses and other	710.5	628.9
Assets held for sale and discontinued operations	63.4	212.6

Total current assets	14,721.2	14,776.7

Property and equipment, net	2,574.1	2,584.0
Net investment in sales-type leases, less current portion	756.3	754.7
Goodwill and other intangibles, net	5,054.5	4,992.4
Other assets	325.1	266.3

Total assets	$23,431.2	$23,374.1

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$315.3	$229.2
Accounts payable	8,878.3	9,009.3
Other accrued liabilities	2,373.8	2,053.9
Liabilities from businesses held for sale and discontinued operations	10.9	80.4

Total current liabilities	11,578.3	11,372.8

Long-term obligations, less current portion and other short-term borrowings	2,627.4	2,599.7
Deferred income taxes and other liabilities	804.4	910.9
Total shareholders’ equity	8,421.1	8,490.7

Total liabilities and shareholders’ equity	$23,431.2	$23,374.1

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter Fiscal
(in millions)	2007	2006
Cash Flows From Operating Activities:
Net earnings	$270.7	$228.3
Loss from discontinued operations	29.6	9.2

Earnings from continuing operations	300.3	237.5
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	104.2	101.0
Asset impairments	3.6	1.8
Equity compensation	45.0	81.8
Provision for bad debts	5.1	9.2
Change in operating assets and liabilities, net of effects from acquisitions:
(Increase) / decrease in trade receivables	121.0	(265.5)
Decrease in inventories	117.8	10.7
Increase in net investment in sales-type leases	(20.9)	(38.8)
Increase / (decrease) in accounts payable	(131.1)	468.1
Other accrued liabilities and operating items, net	177.1	122.6

Net cash provided by operating activities - continuing operations	722.1	728.4
Net cash used in operating activities - discontinued operations	(3.8)	(3.8)

Net cash provided by operating activities	718.3	724.6

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	(44.4)	3.3
Proceeds from sale of property and equipment	3.8	0.5
Additions to property and equipment	(85.3)	(75.5)
Sale / (purchase) of investment securities available for sale, net	41.9	(100.0)

Net cash used in investing activities - continuing operations	(84.0)	(171.7)
Net cash provided by / (used in) investing activities - discontinued operations	0.1	(0.5)

Net cash used in investing activities	(83.9)	(172.2)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	101.4	3.0
Reduction of long-term obligations	(29.5)	(3.7)
Proceeds from long-term obligations, net of issuance costs	11.2	5.9
Proceeds from issuance of Common Shares	57.3	34.8
Tax benefits from exercises of stock options	14.0	9.4
Dividends on Common Shares	(37.0)	(25.5)
Purchase of treasury shares	(445.3)	—

Net cash provided by / (used in) financing activities - continuing operations	(327.9)	23.9
Net cash used in financing activities - discontinued operations	(17.8)	—

Net cash provided by / (used in) financing activities	(345.7)	23.9

Net increase in cash and equivalents	288.7	576.3

Cash and equivalents at beginning of period	1,320.9	1,400.0

Cash and equivalents at end of period	$1,609.6	$1,976.3

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES

Pharmaceutical

	First Quarter Fiscal
(in millions)	2007	2006
Revenue
Amount	$18,505	$16,509
Growth Rate	12%	9%
Mix	85%	84%

Operating Earnings
Amount	$301	$243
Growth Rate	24%	18%
Mix	57%	51%
Operating Margin	1.63%	1.47%

Medical

	First Quarter Fiscal
(in millions)	2007	2006
Revenue
Amount	$1,806	$1,763
Growth Rate	2%	6%
Mix	8%	9%

Operating Earnings
Amount	$74	$82
Growth Rate	(10)%	3%
Mix	14%	17%
Operating Margin	4.10%	4.65%

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

PHARMACEUTICAL AND MEDICAL PRODUCTS

Clinical Technologies and Services

	First Quarter Fiscal
(in millions)	2007	2006
Revenue
Amount	$594	$576
Growth Rate	3%	10%
Mix	3%	3%

Operating Earnings
Amount	$68	$78
Growth Rate	(14)%	88%
Mix	13%	17%
Operating Margin	11.37%	13.57%

Pharmaceutical Technologies and Services

	First Quarter Fiscal
(in millions)	2007	2006
Revenue
Amount	$451	$411
Growth Rate	10%	5%
Mix	2%	2%

Operating Earnings
Amount	$22	$20
Growth Rate	13%	(54)%
Mix	4%	4%
Operating Margin	4.93%	4.78%

Medical Products Manufacturing

	First Quarter Fiscal
(in millions)	2007	2006
Revenue
Amount	$424	$383
Growth Rate	11%	8%
Mix	2%	2%

Operating Earnings
Amount	$61	$53
Growth Rate	15%	78%
Mix	12%	11%
Operating Margin	14.36%	13.80%

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	First Quarter Fiscal		Non-GAAP First Quarter Fiscal
(in millions)	2007	2006	2007	2006
Revenue
Amount	$21,357	$19,237
Growth Rate	11%	9%

Operating Earnings
Amount	$464	$377	$492	$400
Growth Rate	23%	4%	23%	2%

Earnings from Continuing Operations
Amount	$300	$238	$320	$253
Growth Rate	26%	6%	27%	4%

See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	First Quarter Fiscal
(in millions)	2007	2006
Receivable Days	17.8	16.2
Days Inventory on Hand	30	33

Debt to Total Capital	26%	23%
Net Debt to Capital	9%	5%

Return on Equity	14.5%	10.9%
Non-GAAP Return on Equity	15.3%	11.5%

Return on Invested Capital	6.35%	4.92%
Non-GAAP Return on Invested Capital	6.69%	5.17%

Effective Tax Rate from Continuing Operations	27.8%	31.3%
Non-GAAP Effective Tax Rate from Continuing Operations	27.8%	31.6%

See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	First Quarter Fiscal
(in millions, except per Common Share amounts)	2007	2006
Special Items
Restructuring charges	$(13.4)	$(8.5)
Merger charges	(2.5)	(7.0)
Other	(8.4)	(5.8)

Total special items	(24.3)	(21.3)
Tax benefit	6.6	7.8

Special items, net of tax	$(17.7)	$(13.5)

Decrease to diluted EPS from continuing operations	$(0.04)	$(0.03)

Impairment Charges and Other
Impairment charges and other	$(3.6)	$(2.5)
Tax benefit	1.1	0.8

Net impairment charges and other, net of tax	$(2.5)	$(1.7)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.01)

Non-Recurring and Other Items
Total non-recurring	$—	$—
Vendor credit adjustment	—	(31.8)

Total non-recurring and other items	—	(31.8)
Tax benefit of non-recurring and other items	—	10.3

Total non-recurring and other items, net of tax	$—	$(21.5)

Decrease to diluted EPS from continuing operations	$—	$(0.05)

Weighted Average Number of Diluted Shares Outstanding	413.0	431.4

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter Fiscal 2007
(in millions)	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$464	$24	$4	$492
Growth Rate	23%			23%

Provision for Income Taxes	$116	$6	$2	$124

Earnings from Continuing Operations
Amount	$300	$18	$2	$320
Growth Rate	26%			27%

Diluted EPS from Continuing Operations
Amount	$0.73	$0.04	$0.01	$0.78
Growth Rate	33%			32%

	First Quarter Fiscal 2006
	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$377	$21	$3	$400
Growth Rate	4%			2%

Provision for Income Taxes	$108	$8	$1	$117

Earnings from Continuing Operations
Amount	$238	$13	$2	$253
Growth Rate	6%			4%

Diluted EPS from Continuing Operations
Amount	$0.55	$0.03	$0.01	$0.59

The sum of the components may not equal the total due to rounding

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter Fiscal
(in millions)	2007	2006
Return on Equity	14.5%	10.9%

Non-GAAP Return on Equity
Earnings from continuing operations	$300.3	$237.5
Special items, net of tax	17.7	13.5

Earnings from continuing operations, excluding special items	$318.0	$251.0

Annualized	1,272.0	1,004.0

Divided by average shareholders’ equity [1]	$8,302.9	$8,732.0

Non-GAAP return on equity	15.3%	11.5%

	First Quarter Fiscal
(in millions)	2007	2006
Return on Invested Capital	6.35%	4.92%

Non-GAAP Return on Invested Capital
Operating earnings	$463.7	$376.7
Special items	24.3	21.3

Operating earnings, excluding special items	$488.0	$398.0

Non-GAAP effective tax rate from continuing operations	27.8%	31.6%

Operating earnings, excluding special items multiplied by (1 minus the non-GAAP effective tax rate from continuing operations)	$352.4	$272.2

Annualized	$1,409.6	$1,088.8

Divided by average total invested capital [2]	$21,075.2	$21,052.9

Non-GAAP return on invested capital	6.69%	5.17%

[1]	The average shareholders’ equity shown above is calculated using the average balances at the end of each month during the quarter.
[2]	The average total invested capital shown above is calculated using the average of the balances at the end of each month during the quarter. Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, total shareholders’ equity and unrecorded goodwill. Unrecorded goodwill is $9,700.3 for all periods presented.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	First Quarter Fiscal
(in millions)	2007	2006
Effective Tax Rate from Continuing Operations	27.8%	31.3%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$416.0	$345.7
Special items	24.3	21.3

Adjusted earnings before income taxes and discontinued operations	$440.3	$367.0

Provision for income taxes	$115.7	$108.2
Special items tax benefit	6.6	7.8

Adjusted provision for income taxes	$122.3	$116.0

Non-GAAP effective tax rate from continuing operations	27.8%	31.6%

Debt to Total Capital	26%	23%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$315.3	$405.3
Long-term obligations, less current portion and other short-term borrowings	2,627.4	2,204.0

Debt	2,942.7	2,609.3
Cash and equivalents	(1,609.6)	(1,976.3)
Short-term investments available for sale	(456.5)	(199.8)

Net debt	$876.6	$433.2
Total shareholders’ equity	8,421.1	8,878.9
Capital	$9,297.7	$9,312.1
Net debt to capital	9%	5%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP financial measures on a forward-looking basis. These measures include non-GAAP diluted EPS from continuing operations and growth rate, non-GAAP return on equity and non-GAAP effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future earnings.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Operating Cash Flow: net cash provided by operating activities from continuing operations

Operating Earnings Mix: segment operating earnings divided by total operating earnings for all segments

Return on Equity: annualized earnings from continuing operations divided by average shareholders’ equity

Return on Invested Capital: [annualized operating earnings multiplied by (one minus effective tax rate from continuing operations)] divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total revenue for all segments

NON-GAAP

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding special items and impairment charges and other, both net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for special items) divided by (earnings before income taxes and discontinued operations adjusted for special items)

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents and short-term investments available for sale)

Non-GAAP Operating Earnings: operating earnings excluding special items and impairment charges and other

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period earnings from continuing operations plus special items minus special items tax benefit) divided by average shareholders’ equity

Non-GAAP Return on Invested Capital: [(annualized operating earnings excluding special items) multiplied by (one minus non-GAAP effective tax rate from continuing operations)] divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

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